UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 21, 2023
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described under Item 5.07 of this report, on June 21, 2023, at the Annual Meeting of Stockholders (“Annual Meeting”) of urban-gro, Inc. (“Company”), the Company's stockholders approved a first amendment (the “Plan Amendment”) to the Company's 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan, as amended by the Plan Amendment, is referred to herein as the “Amended Plan.” The Amended Plan increased the number of shares of common stock the Company authorized for issuance under the 2021 Plan by 1,200,000 shares. Additionally, the Amended Plan clarified certain aspects of the 2021 Plan where the Board believed existing language was insufficient.
The purpose of the Amended Plan is to create incentives designed to motivate eligible employees, directors and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence, are able to make important contributions to the Company’s success. Awards under the Amended Plan are granted at no less than the price of the stock at the day of the award date and vest typically over a three-year period. The Board determined the Plan Amendment is necessary for the Company to continue to offer a competitive broad-based equity incentive program that enables us to recruit, motivate and retain talented and highly qualified employees and directors who are critical to the Company’s plans and the Company’s ability to successfully operate its business. Our compensation philosophy is weighted towards providing broad-based equity incentive awards, in addition to salary or wages, under the belief that this helps to retain employees and aligns their interests with those of the stockholders by allowing employees to participate in the longer-term success of the Company. We believe that equity awards motivate our employees to contribute to the Company’s long-term success.
A summary of the Amended Plan is included in Proposal 4 of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summary of the Amended Plan contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 of this report, on June 21, 2023, at the Annual Meeting, the Company's stockholders approved an amended and restated certificate of Incorporation (“Amended and Restated COI”) and an amendment to the Company's bylaws (“Bylaw Amendment”). The Amended and Restated COI is to reflect new Delaware law provisions regarding officer exculpation. Further, the Amended and Restated COI and the Bylaws Amendment are to remove the affirmative vote of holders of at least two-thirds of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal any provision of Article VI, Article VII, Article IX or Article X of the previous certificate of incorporation and amend Section 8.1 of the Company's bylaws to replace the provision requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal any provision of the bylaws (together, the “Supermajority Provisions”), with a majority vote threshold. The Amended and Restated COI was filed with the office of the Secretary of State of Delaware on June 21, 2023, and became effective upon filing.

The Amended and Restated COI permits exculpation of certain officers only for direct claims brought by stockholders for breach of the fiduciary duty of care, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself, or for derivative claims brought by stockholders in the name of the Company. In addition, the Amended and Restated COI does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the Amended and Restated COI and the Bylaw Amendment removes the Supermajority Provisions and replaces such requirements with a majority voting standard. Finally, the Amended and Restated COI includes a previously approved revision to Article IV to reflect a reduction in authorized capital from 110,000,000 authorized shares, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock to 33,000,000 authorized shares, consisting of 30,000,000 shares of common stock and 3,000,000 shares of preferred stock.

Summaries of the Amended and Restated COI and Bylaw Amendment are included in Proposals 2 and 3 of the Proxy Statement, which summaries are incorporated in their entirety herein by reference. The summaries of the Amended and Restated COI and the Bylaw Amendment contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended and Restated COI, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and both are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 21, 2023. At the close of business on April 24, 2023, the record date for the Annual Meeting (the “Record Date”), there were 10,938,556 shares of common stock, par value $0.001 per share, of the Company issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the Annual Meeting. At the Annual Meeting, there were present in person or by proxy 8,200,100 shares of the Company’s common stock, representing stockholders entitled to cast approximately 75% of the total outstanding eligible votes and constituting a quorum.

Set forth below are the voting results for the five proposals considered and voted upon at the Annual Meeting, all of which were described in the Proxy Statement filed with the Securities and Exchange Commission on May 1, 2023:

Proposal 1. Election of Directors
At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection. Each director was elected by a majority vote. The directors elected and the final vote tabulation for each director were as follows:

Director	For	Withhold	Broker Non-Votes(1)
Bradley J. Nattrass	7,662,020	145,180	392,900
James R. Lowe	7,374,423	432,777	392,900
Lewis O. Wilks	7,378,909	428,291	392,900
Anita Britt	7,379,014	428,186	392,900
David Hsu	7,433,941	373,259	392,900
Sonia Lo	7,434,941	372,259	392,900

(1)	Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.
Proposal 2. Elimination of Supermajority Voting Requirements
The Company’s stockholders approved the Amended and Restated COI and the Bylaw Amendment to eliminate Supermajority Provisions. The proposal passed by over 2/3rds of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. The final vote tabulation for that proposal was as follows:

For	7,498,766
Against	132,537
Abstain	175,897
Broker Non-Votes	392,900
Proposal 3. Adopt Limitation of Liability for Officers
The Company’s stockholders approved the Amended and Restated COI to limit the liability of certain officers in limited circumstances in accordance with new Delaware legislation. The proposal passed by a majority vote. The final vote tabulation for that proposal was as follows:

For	7,518,375
Against	218,871
Abstain	69,954
Broker Non-Votes	392,900

Proposal 4. Amendment to the 2021 Stock Incentive Plan
The Company’s stockholders approved an amendment to the Company's 2021 Stock Incentive Plan. The proposal passed by a majority vote. The final vote tabulation for that proposal was as follows:

For	7,059,630
Against	539,694
Abstain	207,876
Broker Non-Votes	392,900
Proposal 5. Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders approved the proposal to ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accountant, to audit the Company’s financial books and records for its fiscal year ending December 31, 2023. The proposal passed by a majority vote. The final vote tabulation for that proposal was as follows:

For	8,179,773
Against	3,613
Abstain	16,714
Broker Non-Votes	—
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation
3.2	2nd Amendment to the Company's Bylaws
10.1	1st Amendment to the Company's 2021 Stock Incentive Plan and Restatement of the Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: June 21, 2023	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer